Exhibit 99.1

TGC Industries, Inc. NASDAQ: TGE GHS 100 Energy Conference San Francisco June 2012

2 SAFE HARBOR STATEMENT In addition to historical information, this presentation contains forward-looking statements. These statements relate to future events or our future financial performance. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors. The following factors, among others, could cause our actual results and performance to differ materially from the results and performance projected in, or implied by, the forward-looking statements: our history of losses and possibility of further losses; the effect of poor operating results on our company; fluctuations in operating results from period to period; the effect of growth on our infrastructure, resources, and existing sales; our ability to expand our operations in both new and existing markets; dependence upon energy industry spending for seismic data acquisition services; the unpredictable nature of forecasting weather; the potential for contract delay or cancellation; the potential for fluctuations in oil and natural gas prices; the impact of litigation; our ability to raise capital and the availability of capital resources; our ability to fully utilize and retain executives; the impact of federal, state, or local government regulations; labor shortages or increases in labor costs; economic and political conditions generally; and the effect of competition in the seismic data acquisition industry. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in, or implied by, these forward-looking statements, even if new information becomes available in the future. Although the Company believes the expectations reflected in such forward looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

3 COMPANY OVERVIEW Leading provider of land seismic data acquisition services throughout the U.S. and Canada Acquires geophysical data using the latest in three-dimensional (3-D) survey techniques Using both cable and wireless technology Eagle Canada Has special expertise in acquiring data in technically complex, logistically difficult and environmentally sensitive areas; 3-D heliportable capabilities Brings diversification into new markets, including oil sands and potash Current capacity: 16 seismic data acquisition crews 9 ARAM systems, 7 Geospace wireless recording systems Total channel count approximately 112,000 (ARAM, Geospace) Experienced management team Wayne Whitener, President, CEO, Director 30+ years experience Daniel Winn, Executive VP 25+ years experience Robert Wood, President Eagle Canada 25+ years experience James Brata, VP, CFO 25+ years experience

4 SEISMIC DATA ACQUISITION SERVICES Broad services for seismic data acquisition Seismic services tailored to customer requirements Vibroseis or shot-hole (dynamite) energy sources capability Acquisition under contract work only; no spec work We are not involved in the processing and interpretation of data results.

5 SEISMIC DATA ACQUISITION PROCESS Bid submitted / Contract awarded Survey TGC has 8 survey crews equipped with the latest Trimble GPS equipment Survey crews deploy source and receiver points Survey crews complete ground operations Seismic data acquisition (3-D), ARAM, Geospace Seismic crews, consisting of 45 to 60 people, deploy geophysical equipment in field Sound waves are generated by an energy source, either vibroseis or shot-hole Reflected waves are received by geophones which are connected to “channels” Channels amplify the analog signal, convert it to digital and transmit the data We maintain complete and continuous quality control systems on all our crews, improving productivity without compromising safety and quality standards.

6 CURRENT FIELD OPERATIONS 9 seismic crews in U.S. / 2 crews in Canada after Spring breakup (as of June 2012) Experienced crews Crew managers have at least 20 years experience 73 vibration vehicles Equipped with advanced electronics 13 shot-hole drill rigs Shot-hole assets replace third party contractors and reduce costs ARAM seismic recording systems ARAM provides increased productivity in seismic data collection Geospace wireless recording systems Can operate in areas where cable crews cannot Can be used in areas requiring specialized applications We help customers reduce finding costs and increase exploration and development productivity.

7 CUSTOMERS AND CONTRACTS Independent and major E&P companies Loyal customer base In 2011, approximately 77% of revenue was derived from repeat customers 2011 contract mix Turnkey 89% 2011 mix of contracts by energy source Vibroseis – 87% Shot-hole – 13% Backlog as of March 31, 2012, of approximately $96 million

8 SEISMIC INDUSTRY FUNDAMENTALS Positive outlook for oil and liquids prices Approximately 71 land crews currently working in North America Trend toward larger and more complex seismic surveys requires higher density and higher channel count Improving North American market driven by increasing activity in shale plays and oil sands Growth in energy demand requires continued oil and gas exploration spending Considerable market opportunity for seismic data acquisition services on land in North America

9 COMPETITIVE LANDSCAPE Primary peers / competitors include: Dawson Geophysical / Geokinetics / CGGVeritas TGC’s major competitive advantages: Utilization of the most advanced equipment available Ability to move channels from one crew to another as market demands Low cost structure Owner of the largest fleet of single-channel Geospace wireless data acquisition units in North America Canadian operations strategically positioned within the seismic industry, enhancing growth prospects Shot-hole assets and heliportable capabilities reduce third party costs

10 GROWTH STRATEGIES Utilization of the most advanced equipment More channels required to meet customer demand for higher resolution, bigger jobs New wireless systems to meet specific customer needs Continued investment in new equipment as demand dictates $104 million over the last 4 1/2 years Selectively evaluate new equipment purchases based upon expected market dynamics Shot-hole drilling equipment optimizes dynamite acquisition operations Heliportable capabilities used for technically and logistically challenging and environmentally sensitive areas Growth opportunities in new markets and geographic regions, including shale plays and oil sands Field offices strategically located in key customer centers Houston / Midland / Oklahoma City / Calgary

11 FINANCIALS

12 REVENUES 67,760 $ In thousands 90,396 86,770 90,432 108,319 151,029 67,045 0 20,000 40,000 60,000 80,000 100,000 120,000 140,000 160,000 2006 2007 2008 2009 2010 2011 Q1 12

13 DILUTED EARNINGS PER SHARE $0.40 $0.38 Per share amounts adjusted to reflect the 5% stock dividends paid in 2006, 2007, 2008, 2009 , 2010, and 2012. $0.34 $0.09 ($0.06) $0.60 $0.53 -0.10 0.00 0.10 0.20 0.30 0.40 0.50 0.60 2006 2007 2008 2009 2010 2011 Q1 12

14 EBITDA EBITDA is a non-GAAP financial measure. For a definition of EBITDA and a reconciliation of EBITDA to our net income (loss), see slide 19. $ In thousands 23,940 26,085 26,366 19,529 15,491 37,379 26,197 0 5,000 10,000 15,000 20,000 25,000 30,000 35,000 40,000 2006 2007 2008 2009 2010 2011 Q1 12

15 ANNUAL FINANCIAL HIGHLIGHTS Rev $67,760 $90,396 $86,770 $90,432 $108,319 $151,029 D&A Exp 9,540 12,743 $13,911 14,621 15,344 19,214 % of Rev 14.1% 14.1% 16.0% 16.2% 14.2% 12.7% Inc ops. 14,400 13,342 $12,455 4,908 148 18,165 Dil. EPS $0.40 $0.38 $0.34 $0.09 ($0.06) $0.53 EBITDA 23,940 26,085 26,366 19,529 15,491 37,379 In thousands, except EPS and percentages 2006 2007 2008 2009 2010 2011 Per share amounts adjusted to reflect the 5% stock dividends paid in 2006, 2007, 2008 ,2009, 2010, and 2012. EBITDA is a non-GAAP financial measure. For a definition of EBITDA and a reconciliation of EBITDA to our net income (loss), see slide 19. 2 1 1 2

16 FIRST QUARTER 2012 HIGHLIGHTS Q1 12 Q1 11 Revenues $67,045 50,247 D&A Expense 5,723 4,463 % of Rev 8.5% 8.9% Income from Ops. 20,475 9,014 Net Income 12,384 5,764 Diluted EPS $0.60 $0.28 EBITDA 26,197 13,477 EBITDA Margin 39.1% 26.8% In thousands, except EPS and percentages EBITDA is a non-GAAP financial measure. For a definition of EBITDA and a reconciliation of EBITDA to our net income (loss), see slide 19.

17 STRONG CAPITALIZATION 140,396 Total liabilities and equity 76,852 Shareholders equity 11,782 Long-term debt 10,662 Cash, cash equivalents, and short-term investments 3/31/12 15,746 63,720 99,881 Short term debt 8,566 12/31/11 7,139 6,956 $ In thousands

18 INVESTMENT CONSIDERATIONS Leading provider of land seismic data acquisition services throughout the U. S. and Canada Flexibility to respond quickly to changes in demand Skilled and experienced seismic data acquisition crews Optimization of equipment and crews / Utilizing the most advanced equipment available Canadian operations enhance growth prospects Long-standing, loyal and diverse customer base Strong financial position Dedicated and experienced leadership team

EBITDA RECONCILIATION

The following table reconciles our EBITDA to our net income (loss).

$ In thousands

	Twelve Months Ended						Three Months Ended
	2006	2007	2008	2009	2010	2011	3/31/12 (unaudited)
Net income (loss)	$ 8,112	$ 7,607	$ 6,898	$ 1,879	$ (1,223)	$ 10,833	$ 12,384
Depreciation and amortization	9,540	12,743	13,911	14,621	15,344	19,214	5,723
Interest expense	781	605	930	1,021	790	785	242
Income tax expense	5,507	5,130	4,627	2,008	580	6,547	7,848
EBITDA	$ 23,940	$ 26,085	$ 26,366	$ 19,529	$ 15,491	$ 37,379	$ 26,197

EBITDA is a non-GAAP financial measure. We define EBITDA as net income plus interest expense, income taxes, and depreciation and amortization expense. We use EBITDA as a supplemental financial measure to assess: (i) the financial performance of our assets without regard to financing methods, capital structures, taxes, or historical cost basis; (ii) our liquidity and operating performance over time and in relation to other companies that own similar assets and that we believe calculate EBITDA in a manner similar to us; and (iii) the ability of our assets to generate cash sufficient for us to pay potential interest costs. We also understand that such data is used by investors to assess our performance. However, EBITDA is not a measure of operating income, operating performance, or liquidity presented in accordance with generally accepted accounting principles. When assessing our operating performance or our liquidity, investors should not consider this data in isolation or as a substitute for our net income, cash flow from operating activities, or other cash flow data calculated in accordance with generally accepted accounting principles. EBITDA excludes some, but not all, items that affect net income and operating income, and these measures may vary among other companies. Therefore, EBITDA as presented above may not be comparable to similarly titled measures of other companies. Further, the results presented by EBITDA cannot be achieved without incurring the costs that the measure excludes: interest expense, income taxes, and depreciation and amortization.

19

TGC Industries, Inc. Thank you for your interest.